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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): June 11, 2001   (June 6, 2001)


                               GORAN CAPITAL INC.
             (Exact name of registrant as specified in its charter)


       Canada                      000-24366                 Not Applicable
(State or other                    (Commission               (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


                4720 Kingsway Drive, Indianapolis, Indiana 46205
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (317) 259-6300


                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 2.           Disposition of Assets.

         On June 6, 2001, Symons International Group, Inc. ("SIG"), an approximately 73% owned subsidiary of Goran Capital Inc. (the "Company"), completed the sale of substantially all of the crop insurance assets of SIG's wholly owned subsidiary, IGF Insurance Company ("IGF"), to Acceptance Insurance Companies Inc. IGF and its affiliates received approximately $27.4 million at closing. Acceptance assumed all of the crop insurance in-force policies of IGF for the 2001 crop year. An additional $9.0 million in reinsurance premium is payable to the Company's wholly owned subsidiary, Granite Reinsurance Company Ltd. ("Granite Re"), under a multi year reinsurance treaty whereby Granite Re has agreed to reinsure a portion of the crop insurance business of Acceptance.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: June 11, 2001                   GORAN CAPITAL INC.


                                       By: /s/ Douglas H. Symons
                                          --------------------------------------
                                                Douglas H. Symons,
                                                Senior Executive Vice President